Exhibit (l)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Statements” in the Modern Woodmen of America Variable Annuity Account Prospectus and “Experts” in the Modern Woodmen of America Variable Annuity Account Prospectus Statement of Additional Information, each dated April 29, 2025 and each included in this Post-Effective Amendment No. 33 to the Registration Statement (Form N-4), File No. 333-63972 under the Securities Act of 1933, and related Prospectus of Modern Woodmen of America Variable Annuity Account (the “Registration Statement”).

We also consent to the use of our reports dated April 22, 2025, with respect to the statutory-basis financial statements of Modern Woodmen of America and with respect to the financial statements of each of the subaccounts within Modern Woodmen Variable Annuity Account, for the year ended December 31, 2024, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 29, 2025